UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:): March 24, 2011 (March 24, 2011)

Commission File Number 333·164909

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R & A PRODUCTIONS, INC.

(Exact name of Registrant as specified in its charter)

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Nevada	7812	26-4574088
(State or other JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

146A Redwood Avenue

Carlsbad, CA 92008

www.Productions-RA.com

619-869-9981

(Address and telephone number of registrant’s principal executive offices and principal place of business)

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Registrant's telephone number, including area code: 619-869-9981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 8.01

OTHER EVENTS

R & A Productions, Inc. ("RAPP" or the "Registrant") entered into an agreement to sell a controlling interest in RAPP to American CryoStem Corporation in exchange for all of the assets of American CryoStem Corporation. The transaction is subject, among other things, to the completion of due diligence by both companies.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 24, 2011

R & A PRODUCTIONS, INC.

By:	/s/ Hector Medina
Name:	Hector Medina
Title:	CEO and Director